ELEXSYS INTERNATIONAL, INC.
                             1995 STOCK OPTION PLAN


                                 I. INTRODUCTION

1. Purposes. The purposes of the 1995 Stock Option Plan (the "Plan") of Elexsys International, Inc., a Delaware corporation (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") are to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers, directors and key employees. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

2. Administration. This Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board") consisting of two or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); no member of the Committee, during the one year prior to service on the Committee or during such service, shall have been or be granted or awarded shares of Common Stock of the Company, options to purchase shares of Common Stock, stock appreciation rights or other equity securities of the Company pursuant to this Plan or any other plan of the Company or any affiliate of the Company, except for a grant or award which would not result in such member ceasing to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

         The Committee shall, subject to the terms of this Plan, select eligible officers, directors, key employees, consultants and advisors to the Company for participation in this Plan and, with respect to each such participant, shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, have the authority to interpret this Plan, establish rules and regulations for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, competitive employment or other activities. All such interpretations, rules and regulations shall be conclusive and binding on all parties. Each option hereunder shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions applicable to such option.

         The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to



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Section 16 of the Exchange Act or decisions  concerning the timing,  pricing and amount of a grant to an officer or such other person.

         No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

3. Eligibility. Participants in this Plan shall consist of such officers, directors and key employees of the Company and its Subsidiaries and consultants and advisors to the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. Non-employee directors of the Company shall be eligible to participate in this Plan on the same terms and conditions as employees of the Company, except as otherwise expressly noted. The Committee's selection of a person to participate in this Plan in any year shall not require the Committee to select such person to participate in this Plan in any other year.

4. Shares Available. Subject to adjustment as provided in Section III.7 of this Plan, 1,000,000 shares of the common stock, $1.00 par value per share, of the Company ("Common Stock"), shall be available for grants of options under this Plan. To the extent an outstanding option expires or terminates unexercised or is cancelled or forfeited, the shares of Common Stock subject to the expired, unexercised, cancelled or forfeited portion of such option shall again be available for grants of options under this Plan.

         Shares of Common Stock to be delivered under this Plan shall be authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.


                                II. STOCK OPTIONS

1.       Grants of Stock Options.

         (a) Employees, Consultants and Advisors. The Committee, in its discretion, may grant either incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision ("Incentive

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Stock  Options") or  non-qualified  stock  options to purchase  shares of Common
Stock to such eligible persons, other than non-employee directors, as may be selected by the Committee, provided that consultants and advisors shall not be eligible to receive Incentive Stock Options.

         (b) Non-employee Directors. On [JULY 18] of each year for so long as this Plan remains in effect, commencing [JULY 18, 1995/96], each non-employee director of the Company shall be granted [_____] non-qualified stock options, subject to the limitations set forth herein.

         (c) General. Any option, or portion thereof, that for any reason fails to meet the requirements of Section 422 of the Code and, therefore, is not an Incentive Stock Option, shall be a non-qualified stock option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent the aggregate Fair Market Value (as defined below), determined as of the date of grant, of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by such participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary of the Company) exceed $100,000, such options shall constitute non-qualified stock options.

2. Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee, but in no event shall the purchase price per share of Common Stock subject to an Incentive Stock Option be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option, provided that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock of the Company possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary of the Company) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be not less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option. The purchase price per share of Common Stock subject to a non-qualified stock option shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date of grant of such option, provided that such price shall be 110% of the Fair Market Value of a share of Common Stock in the event of non-qualified stock options granted to Ten Percent Holders.

         (b) Fair Market Value. "Fair Market Value" of a share of Common Stock on a specified date shall be determined as follows: (i) if the Common Stock is then listed or admitted to trading on an exchange, the closing price on the principal exchange on which the Common Stock is then traded, as such price is officially reported by the composite tape of transactions on such exchange (or, if there shall be no sale on such date, on the next preceding date for which a sale was reported), (ii) if the Common Stock is then listed on Nasdaq's National Market or SmallCap Market, the last or closing price officially reported

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with respect  thereto  (or, if there shall be no sale on such date,  on the next preceding date for which a sale was reported), (iii) if the Common Stock is not then listed or admitted to trading on an exchange, the average of the highest bid and lowest asked prices as furnished by the National Association of Securities Dealers, Inc., through NASDAQ, or a similar organization furnishing such information with respect to the over-the-counter market in which the Common Stock is then traded (or, if there shall be no sale on such date, on the next preceding date for which a sale was reported), or (iv) if the Fair Market Value cannot be determined as provided in (i), (ii) or (iii) above, the Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         (c) Option Period, Exercisability and Vesting. The period for the exercise of an option shall be determined by the Committee; provided that no option shall be exercisable later than ten years after its date of grant, and any Incentive Stock Option granted to a Ten Percent Holder shall be exercisable only within five years after its date of grant. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time; provided, however, that the right to exercise each option granted shall become vested with respect to at least 20% of the shares underlying such option on each of the first through fifth anniversaries of the date of grant. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

         (d) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Committee's satisfaction) either (A) in cash, (B) in previously owned whole shares of Common Stock (which the optionee has held at least six months prior to delivery of such shares and for which the optionee has good title free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent determined by the Committee at the time of grant of the option, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and shall have the further discretion to require that optionees subject to Section 16 of the Exchange Act comply with the rules and regulations thereunder. No share of Common Stock shall be delivered until the full purchase price therefor has been paid. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee.


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3. Termination of Employment or Service to the Company or Cessation of Status as
Non-Employee Director.

         (a) Death or Disability. If an optionee dies, or if by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (a "Permanent and Total Disability"), an optionee ceases to be an employee, consultant or advisor to the Company or a non-employee director, then each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such death or on the date of such cessation of employment, service as a consultant or advisor or non-employee director status. Each such option shall remain exercisable for a period of one year after such date, or until the expiration of the full term of the option (the "Option Term"), whichever period is shorter. If during the period an option remains exercisable such an optionee dies, then the exercisability period shall expire on the earlier of (i) one year after the date of death and (ii) the expiration of the Option Term and such an option shall be exercisable by the optionee's designated beneficiary or, if none, the optionee's executor, administrator, legal representative or similar person.

         (b) Other Termination of Employment or Service or Status as Non-Employee Director. Subject to paragraph (c) of this Section II.3, if for any reason other than death or Permanent and Total Disability an optionee's employment with or service as a consultant or advisor to the Company terminates or an optionee's status as a non-employee director terminates, then each option held by such optionee (i) shall be exercisable only to the extent such option is exercisable as of the effective date of such termination and (ii) shall remain exercisable for a period of 30 days after such date, or until the expiration of the Option Term, whichever period is shorter. If any optionee shall die within such 30-day period, the optionee's options shall remain exercisable by the optionee's designated beneficiary, of if none, the optionee's executor, administrator, legal representative or similar person for a period of six months after the optionee's death or until the expiration of the term of the option, whichever period is shorter. Notwithstanding the first sentence of this subsection (b), if an optionee ceases to be employed by the Company (including as a consultant or advisor) on account of such optionee's gross negligence, willful misconduct, competition with the Company or an affiliate of the Company within the meaning of Rule 144 promulgated under the Exchange Act (an "Affiliate") or misappropriation of confidential information of the Company or an Affiliate, such optionee's options shall terminate on the date the optionee's employment with the Company terminates.

         (c) Retirement; Board Consent. If an optionee's employment with or service as a consultant or advisor to the Company terminates or an optionee's status as a non-employee director terminates by reason of the optionee's retirement after attainment of age 65 or by reason of the optionee's resignation of employment, service as a consultant or advisor or status as a non-employee director at any age with the prior consent of the Board, the stock options held by such optionee shall be exercisable only to the extent that such options are exercisable on the effective date of such optionee's retirement or resignation, as the case may be, and after such date may be exercised by such optionee (or such optionee's legal representative) for a period of three months after such effective date or until the expiration of the Option Term, whichever period is shorter. If the optionee who has so retired or resigned


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

shall die within such period, the option shall be exercisable by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution, to the same extent such option was exercisable by the optionee on the date of the optionee's death, for a period ending six months after the effective date of such optionee's retirement or resignation or until the expiration of the Option Term, whichever period is shorter. The expiration of a non-employee director's term as a director, including the failure of a non-employee director to be nominated for an additional term or, if so nominated, to win re-election, shall be deemed to be a resignation with the consent of the Board for purposes hereof.


                                  III. GENERAL

1. Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of July 18, 1995, the date of approval by the Board. If this Plan is not approved by the stockholders of the Company on or before July 18, 1996, this Plan and any options granted hereunder shall be null and void. Options may be granted hereunder at any time on or after the effective date, and prior to the termination of this Plan. This Plan shall terminate ten years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

2. Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, including Rule 16b-3 under the Exchange Act; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section III.7), (b) reduce the minimum purchase price per share of Common Stock subject to an option, (c) effect any change inconsistent with Section 422 of the Code, or (d) extend the term of this Plan or the maximum period during which an option may be exercised; provided, further, that the category of persons eligible to be granted options shall not be amended more than once every six months, other than to comply with changes in the Code and the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

3. Agreement. No option shall be effective until an Agreement has been executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement, subject to the requirement of stockholder approval as described in Section III.1.

4. Non-Transferability. No option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian, legal representative or similar person. Except as

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permitted  by the  preceding  sentence,  no  option  hereunder  shall  be  sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

5. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that (i) the Company shall withhold shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of whole shares of Common Stock (which the optionee has held at least six months prior to delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the Tax Date, equal to such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value, determined as of the Tax Date, equal to such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

6. Restrictions on Shares. Each option shall be subject to the requirement that if at any time the Company determines that the registration or qualification of the shares of Common Stock subject to such option under any law, the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

7. Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, reclassification,

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exchange  of  shares,   liquidation,   spin-off  or  other  similar   change  in
capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without a change in the aggregate purchase price. If any adjustment would result in a fractional security being available under an option subject to this Plan, such fractional security shall be disregarded.

8. Acceleration Upon Reorganization or Change in Control.

         (a) Notwithstanding any other provision of the Plan or any provision of any agreement, in the event of a Change in Control, all outstanding options shall become immediately exercisable in full. In the event of a Change in Control pursuant to Section III.8(b)(3) below, there may be substituted for each share of Common Stock available under the Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of such Common Stock shall be converted pursuant to such Change in Control. In the event of such a substitution, the purchase price per share of Common Stock then subject to an outstanding option under the Plan shall be appropriately adjusted by the Committee, but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Common Stock subject to such option prior to the Change in Control. If any such Change of Control involves a cash-out merger or similar transaction in which the stockholders of the Company (other than the person or persons acquiring control) receive cash in exchange for their shares of Common Stock, all outstanding options shall be deemed to have been exercised on a cashless or net basis immediately prior to such Change in Control. In the event that an optionee does not exercise his or her options prior to the consummation of such Change of Control, the optionee shall thereafter be entitled to receive upon exercise of such options the amount of cash, shares of stock or other securities or property to which such optionee would have been entitled as a result of the Change of Control had such options been exercised immediately prior thereto.

         (b)      For purposes of the Plan, "Change in Control" shall mean:

                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by

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         any corporation  pursuant to a transaction  which complies with clauses
         (i), (ii) and (iii) of subsection (3) of this Section III.8(b), or (v) any acquisition by Milan Mandaric, members of his immediate family or any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons), provided that none of the current beneficiaries of such trust or similar arrangement are persons other than Milan Mandaric, members of his immediately family or their lineal descendants (all such persons, collectively, the "Exempted Persons");

                  (2) individuals who, as of June 30, 1995, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board, provided that any individual who becomes a director of the Company subsequent to June 30, 1995, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall not be deemed a member of the Incumbent Board;

                  (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporation Transaction, (y) the Exempted Persons,
         (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

         (c) Notwithstanding the foregoing, the grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9. Unfunded Plan. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

10. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company or any affiliate of the Company or affect in any manner the right of the Company or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

11. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

12. Delivery of Financial Statements. The Company shall deliver to each optionee financial statements of the Company at least annually while such optionee holds an outstanding option.

13. Designation of Beneficiary.

         (a) Each optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

         (b) Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

         (c) If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

14. Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not governed by the

Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

15. Approval of Plan. This Plan and all awards made hereunder shall be null and void if the adoption of this Plan is not approved by the stockholders of the Company by July 18, 1996.